Two Dot Wind Farm – Montana 2019 First Quarter Earnings Webcast April 24, 2019

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Vice President & CFO factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Recent Highlights • Net income for the first quarter of 2019 increased $14.3 million, or 24.4%, as compared to the same period in 2018. This increase was primarily due to higher gross margin as a result of colder winter weather and customer growth and a reduction in revenue in 2018 due to impacts of the Tax Cuts and Jobs Act, partly offset by higher operating expenses. • Diluted earnings per share increased $0.26, or 22.0%, as compared to the same period in 2018. o After adjusting for favorable weather in both periods, Non-GAAP* adjusted earnings per share increased $0.12, or 10.8%, as compared to the same period in 2018. • On April 15, 2019 we issued a request for proposals for 60 MW of flexible capacity resources to begin serving South Dakota customers by the end of 2021. Responses are due in July 2019, with evaluation of the proposals during the second half of 2019. • The Board of Directors declared a quarterly dividend of $0.575 per share payable June 28th to shareholders of record as of June 14th, 2019. 3 * See slides 12 & 24 for additional information and Non-GAAP disclosures.

Summary Financial Results (First Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (First Quarter) (dollars in millions) Three Months Ended March 31, 2019 2018 Variance Electric $ 196.0 $ 181.0 $ 15.0 8.3% Natural Gas 72.5 64.4 8.1 12.6% Total Gross Margin (1) $ 268.5 $ 245.4 $ 23.1 9.4% Increase in gross margin due to the following factors: $ 7.9 Natural gas retail volumes 7.3 Tax Cuts and Jobs Act impact 5.5 Electric retail volumes (1.7) Montana natural gas rates (1.6) Montana electric supply costs (0.7) Electric transmission 3.5 Other miscellaneous increases $ 20.2 Change in Gross Margin Impacting Net Income $ 1.7 Property taxes recovered in trackers 0.8 Operating expenses recovered in trackers 0.4 Production tax credits flowed-through trackers $ 2.9 Change in Gross Margin Offset Within Net Income $ 23.1 Increase in Gross Margin 5 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Weather (First Quarter) Extremely cold February and March contributed approximately $14.0M pretax gross margin benefit as compared to normal and $9.2M pretax benefit as compared to first quarter 2018. 6

Operating Expenses (First Quarter) (dollars in millions) Three Months Ended March 31, 2019 2017 Variance Operating, general & admin. $ 81.1 $ 74.3 $ 6.8 9.2% Property and other taxes 44.8 42.8 2.0 4.7% Depreciation and depletion 45.6 43.8 1.8 4.1% Operating Expenses $ 171.5 $ 160.9 $ 10.6 6.6% Increase in Operating, general & administrative expense due to the following factors: $ 0.9 Hazard trees 0.9 Pension expense 0.4 Labor expense 0.3 Plant operator costs 1.2 Other miscellaneous increases $ 3.7 Change in OG&A Items Impacting Net Income $ 3.9 Non-employee directors deferred compensation 1.0 Operating expenses recovered in trackers (1.8) Pension and other postretirement benefits $ 3.1 Change in OG&A Items Offset Within Net Income $ 6.8 Increase in Operating, General & Administrative Expenses $2.0 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $1.8 million increase in depreciation and depletion expense primarily due to plant additions. 7

Operating to Net Income (First Quarter) (dollars in millions) Three Months Ended March 31, 2019 2018 Variance Operating Income $ 97.0 $ 84.5 $ 12.5 14.8% Interest Expense (23.8) (23.0) (0.8) (3.5%) Other Income / (Expense) 1.1 (1.1) 2.2 200.0% Income Before Taxes 74.4 60.4 14.0 23.2% Income Tax Expense (1.6) (1.9) 0.3 15.8% Net Income $ 72.8 $ 58.5 $ 14.3 24.4% $0.8 million increase in interest expenses was primarily due to higher borrowings. $2.2 million improvement in other income. This includes a $3.9 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation, partly offset by $1.8 million increase in other pension expense, both of which are offset in OG&A expenses with no impact to net income. Higher capitalization of AFUDC also contributed to the increase. $0.3 million decrease in income tax expense due to a higher flow through adjustments to income taxes partly offset by higher pretax income. 8

Income Tax Reconciliation (First Quarter) 9

Balance Sheet Improvement in debt to capitalization ratio; which is now closer to bottom end of 50%-55% targeted range. Debt to Total Capitalization was 52.0% at March 31, 2018 10

Cash Flow Cash from operating activities decreased by $61.6 million primarily due to an increase in market purchases of supply resulting in an under collection of supply costs from customers in the current period, credits to Montana customers during the current period related to TCJA, and the receipt of insurance proceeds during the three months ended March 31, 2018. 11

Adjusted Non-GAAP Earnings (First Quarter) The adjusted non- GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - 12 as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Looking Forward Regulatory • MPSC to review Montana general electric rate review, filed in September 2018. $3.30$3.30-$3.45-$3.50 $3.10 - $3.30 • We expect to file an associated FERC rate case for $2.60$3.20 - $2.75-$3.40 our Montana transmission assets in the second quarter 2019. Continue to Invest in our T&D infrastructure • Comprehensive infrastructure capital investment program to ensure safety, capacity and reliability. • Natural gas pipeline investment (SAFE PIPES Act, Integrity Verification Process and Pipeline & Hazardous Materials Safety Administration proposed regulations). • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Plans to join Western Energy Imbalance Market (EIM) • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases. Advance Electricity Resource Planning efforts in South Dakota and Montana 13

Montana Electric Rate Case

Background

- First general electric rate case in Montana since 2009.
- While we have efficiently managed operating and administrative costs, increased Montana property taxes and significant investment in the system have compelled the request for rate relief.

The filing also requests:

- Approval to capitalize Demand Side Management Costs
- Establish a new baseline for PCCAM costs
- Place Two Dot Wind in rate base
- Approval of new net metering customer class and rate for new residential private generation

September 2018 Filing (Docket D2018.2.12)

- Filed based on 2017 test year and $2.34 billion of rate base.
- Requested $34.9 million annual increase to electric rates (~7.4% increase to the typical residential bill).
- On April 5, 2019, we filed rebuttal testimony that updated and lowered our requested increase to $30.7 million. This update responded to intervenor testimony and included certain known and measurable adjustments.
- Request includes a10.65% return on equity, 4.26% cost of debt, 49.4% equity & 7.42% return on rate base[1]
- In March 2019, the MPSC issued an order approving an increase in rates of approximately $10.5 million on an interim and refundable basis effective April 1, 2019.

Update

- Feb. 12: Intervenor testimony file with the consumer advocate recommending a $17.3 million rate decrease.
- Feb. 28: 4-0 vote at MPSC work session to request additional testimony on 5 issues ($500k of unexplained generation expense, disposition of excess accumulated deferred income tax liability, hazard tree and wildfire liability mitigation, recently constructed Montana corporate office building, and street lighting tariffs).

Next Steps

- May 3: Final day for NWE and intervenors to respond to discovery.
- May 13: Hearing commences and continues day-to-day as necessary.

NorthWestern Energy
Delivering a Bright Future

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1. Except for Colstrip Unit 4 which has an lifetime ROR of 8.25% per D2008.6.69 (Order No. 6925f)

Relevant Legislation There are several potentially significant bills currently being considered by the Montana Legislature. In addition to many other less substantive bills, we are monitoring potential impacts of the following: • Legislation that would allow us to acquire up to an additional 150 MW of generation from Colstrip Unit 4 for $1 and would facilitate our placing in rates a certain amount of capital investment over the following ten years. Linked to this transaction is also a requirement to obtain a greater ownership share of the Colstrip transmission line and pay no more than the depreciated book value; • Legislation that would remove the +/- $4.1 million “deadband” sharing provision from the PCCAM as imposed by the MPSC's January 2019 order; and • Legislation that would prohibit the MPSC from applying a maximum contract length of 15 years to our future owned and contracted electricity supply resources as required in the MPSC's November 2017, Qualifying Facilities order. While the Montana legislative session is expected to end around May 1, 2019, it is premature to state how these pieces of legislation will ultimately be drafted, and how, or whether, they will be passed and / or signed into law by the Montana Governor. 15

NWE Energy Supply Resource Plans South Dakota Electricity Supply Resource Plan Ryan Dam Upgrade • Published fall of 2018, the plan focuses on modernization of our fleet to improve reliability and flexibility, maintain compliance in Southwest Power Pool, and lowering operating costs. The plan identifies 90MWs of existing generation that should be retired and replaced over the next 10 years. • On April 15, 2019, we issued a request for proposals for 60 MW of flexible capacity resources to begin serving South Dakota customers by the end of 2021. Responses are due in July 2019, with evaluation of the proposals during the second half of 2019. Montana Electricity Supply Resource Plan • Draft plan was filed in early March 2019 and expected to be finalized by the end of June 2019 after a 60 day public comment period. • The plan supports the goal of developing resources that will address the changing energy landscape in Montana to meet our customers’ electric energy needs in a reliable and affordable manner. • We are currently 630 MW short of our peak needs, which we procure in the market. We forecast that our energy portfolio will be 725 MW short by 2025 with a modest increase in customer demand. • Planned regional retirements of 3,500 MW of coal-fired generation are forecasted by the Northwest Power and Conservation Council causing regional energy shortages as early as 2021. • We expect to solicit competitive all-source proposals in late 2019 for peaking capacity available by 2022. • We expect the process will be repeated in subsequent years to provide a resource-adequate energy and capacity portfolio by 2025. The all-source capacity additions discussed above are subject to a competitive solicitation process administered by independent evaluators. As a result, we have not included the necessary capital investment in our current five year capital forecast. These additions could increase our capital spending in excess of $200 million over the next five years. 16

Capital Investment Forecast $1.6 billion of total capital investment over five years. Increased investment in first three years (relative to last two years) is primarily a result of advanced metering infrastructure (AMI) project. We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020) and long-term debt issuances. Significant capital investments that are not in the above projections or further negative regulatory actions could necessitate additional equity funding. Capital projections above do not include investment necessary to address capacity issues as identified in the South Dakota and pending* Montana Electricity Supply Resource Procurement Plans. *Draft plan was released early March 2019. 17

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 18

Appendix 19

Montana Electric Tracker Update The MPSC issued a final order in January 2019 approving a Power Cost & Credit Adjustment Mechanism (PCCAM) with the following provisions: • A baseline of power supply costs; • Symmetrical deadband of +/- $4.1 million from the established baseline. Supply cost variances above or below the deadband are shared 90/10 with customers/shareholders, respectively; and • Retroactive implementation to the effective date of the new legislation (July 1, 2017). Our 2019 results include a net reduction in the recovery of supply costs from customers of approximately $1.6 million in the Consolidated Statements of Income. • For the 2017/2018 period, actual costs were below base revenues by approx. $3.4 million, resulting in no refund to customers. • For the 2018/2019 period, actual costs were above base revenues by approx. $27.6 million, resulting in a regulatory asset for collection from customers of approx. $21.2 million and a $6.5 million reduction in recovery of supply costs for the first nine months of the twelve month tracker period. 20

Appendix Segment Results (First Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 21 See appendix for additional disclosure.

Appendix Electric Segment (First Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 22 See appendix for additional disclosure.

Appendix Natural Gas Segment (First Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 23 See appendix for additional disclosure.

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled 24 measures.

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